UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:  September 5, 2012
Date of Earliest Event Reported:  August 29, 2012

Sauer-Danfoss Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

2800 East 13th Street Ames, Iowa (Address of principal executive offices)	50010 (U.S. Zip Code)

Registrant's telephone number, including area code: (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 29, 2012, Sven Ruder, President and Chief Executive Officer and a director of Sauer-Danfoss Inc. (“SDI”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with SDI and Sauer-Danfoss GmbH & Co. OHG, his direct employer and a wholly owned German subsidiary of SDI (referred to collectively, below, as the “Company”). The Separation Agreement will take effect on October 5, 2012, when as previously announced Mr. Ruder will step down as an officer and director of SDI. Pursuant to the Separation Agreement, Mr. Ruder will remain with the Company in an advisory capacity through the end of 2012. The Separation Agreement terminates Mr. Ruder's existing Employment Contract dated January 14, 2009 (the “2009 Agreement”), except for Section 8 of the 2009 Agreement pertaining to confidential information of the Company, effective December 31, 2012.
The post-employment compensation set forth in the Separation Agreement and summarized below will be provided to Mr. Ruder in recognition of his performance during his tenure as President and Chief Executive Officer, to secure Mr. Ruder's acceptance of a post-contractual non-competition covenant, and to settle certain miscellaneous items from the 2009 Agreement.
The material terms of the Separation Agreement are as follows:

•
No later than January 15, 2013, the Company will pay Mr. Ruder a one-time severance amount of Euro 1,100,000 ($1,381,820) as consideration for his execution and adherence to the post-contractual non-competition covenant.

•
On specified dates in 2013, 2014, and 2015, the Company will pay Mr. Ruder an aggregate amount of Euro 3,102,700 ($3,897,611) as compensation for certain outstanding and foregone executive incentive plan awards.

•
The Company will pay Mr. Ruder an aggregate amount capped at Euro 152,000 ($190,942) for outplacement services, relocation expenses, tax advice, and automobile expenses. These payments will be made as either reimbursements for incurred costs or as cash payments in lieu of reimbursement.

•	The Company will continue to pay the same portion of Mr. Ruder's health insurance coverage through December 31, 2012 as it was paying immediately before execution of the Separation Agreement.

•
Mr. Ruder will not compete with the Company for a period of 15 months, or solicit any person to leave the Company's employment in favor of a third party for a period of 18 months, following December 31, 2012.

•	The Separation Agreement contains mutual releases of claims by Mr. Ruder and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sauer-Danfoss Inc.

		By:	/s/ Kenneth D. McCuskey
		Name:	Kenneth D. McCuskey
Date:	September 5, 2012	Title:	Vice President and Chief Accounting Officer, Secretary